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                                                                    EXHIBIT 99.1


                         MARSHALL INDUSTRIES/PROXY 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         I hereby appoint Gordon S. Marshall and Henry W. Chin, and each of them or either of them with full power to act without the other and with full power of substitution, my true and lawful attorneys and proxies, to vote all the shares of stock of Marshall Industries held of record by me on September 7, 1999 and to act for me and in my name, place and stead at the special meeting of Marshall shareholders to be held on October 19, 1999 or any adjournment thereof, for the purpose of considering and voting upon the following:

         1. Proposal to approve the Amended and Restated Agreement and Plan of Merger dated as of June 25, 1999 between Avnet, Inc. and Marshall Industries.

                       FOR [ ]          AGAINST [ ]           ABSTAIN [ ]

         2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the special meeting or any adjournments, postponements, continuations or reschedulings of the special meeting.



                     (Please sign and date the reverse side)

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         This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.



                                    Please sign exactly as name appears below.
                                    This Proxy should be dated, signed by the shareholder as name appears hereof, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.


          [Name and Address here]

                                    ___________________________________________
                                                  Signature

                                    ___________________________________________
                                           Signature if held jointly


                                    DATED:  _____________________________, 1999

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              INSTRUCTIONS FOR RECORD HOLDERS FOR TELEPHONE VOTING

         Marshall encourages you to take advantage of a new and convenient way by which you can submit your proxy. If you are a record holder, you can submit your proxy by telephone. This eliminates the need to return the proxy card.

         To submit your proxy by telephone you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

         To submit your proxy over the telephone on a touch-tone telephone call 1-877-393-4961 24 hours a day, 7 days a week.

         Your telephone proxy authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

         IF YOU CHOOSE TO VOTE YOUR SHARES BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.



                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.


        IF YOU SUBMIT YOUR PROXY BY TELEPHONE THERE IS NO NEED FOR YOU TO
                              MAIL BACK YOUR PROXY
                              THANK YOU FOR VOTING!


                 INSTRUCTIONS FOR BENEFICIAL HOLDERS FOR VOTING

         Beneficial holders who hold their shares through a broker, nominee, fiduciary or other custodian may be able to vote by telephone or through the Internet. Beneficial holders should follow the instructions they receive from the record holder of their shares with respect to voting.